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         DATED                  SEPTEMBER 29, 2000                        2000
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                     ALDWYCH HOUSE BV and NEN BELEGGINGEN BV

                                       and

                           CME DEVELOPMENT CORPORATION















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                                      LEASE

                                       of

                        Part Eighth Floor, Aldwych House,
                          71/81/91 Aldwych, London WC2

--------------------------------------------------------------------------------







                                Nabarro Nathanson
                                   Lacon House
                                 Theobald's Road
                                 London WC1X 8RW
                               Tel: 020 7524 6000


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                                      LEASE

DATE        SEPTEMBER 29, 2000

PARTIES

(1) ALDWYCH HOUSE BV a company registered in the Netherlands with no. 14044777 and NEN BELEGGINGEN BV a company registered in the Netherlands with no. 27065573 (hereinafter called "THE LANDLORD" which expression shall where the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby created);

(2) CME DEVELOPMENT CORPORATION a company incorporated in and organised under the laws of the State of Delaware, USA and whose registered office is at 32 Lockerman Square, Suite L-100, Denver, Delaware 19901, USA (hereinafter called the "TENANT" which expression shall where the context so admits include the Tenant's successors in title and assigns of the Tenant).

IT IS AGREED AS FOLLOWS:

(A) The Landlord hereby demises unto the Tenant all that suite of offices situate on part of the eighth floor of and being part of the Landlord's building known as Aldwych House, 71/81/91 Aldwych, London WC2 (hereinafter called "THE BUILDING") which said suite of offices is shown for identification only edged with the colour red on the plan annexed hereto together with the fixtures and fittings in the nature of Landlord's fixtures or fittings now or at any time during the term hereby granted in and upon the said suite of offices or any part thereof and serving the same whether exclusively or not together with all carpets and floor coverings in the said suite of offices provided by the Landlord which carpets and floor coverings (and the carpets and floor coverings renewing those so provided) are included wherever reference is hereinafter made to such fixtures and fittings (which said suite of offices fixtures and fittings are hereinafter called "THE DEMISED PREMISES") together with the rights specified in the First SCHEDULE hereto but except and reserved unto the Landlord and its successors in title and assigns and the tenants and occupiers of other parts of the Building and all other persons entitled thereto the easements and rights specified in the Second SCHEDULE hereto to hold the same unto the Tenant for the term of 15 years commencing on the date hereof (hereinafter called "THE COMMENCEMENT DATE") but determinable as hereinafter provided yielding and paying therefor first.

(i)  RENT

     During the period from the date hereof and ending on January 24 two thousand and one the rent of a peppercorn (if demanded).

(ii) As from January 25 two thousand and one the annual rent of one hundred and seventy five thousand pounds ((GBP)175,000) and any increase therein as agreed or determined pursuant to the provisions of CLAUSE 2 hereof which (inter alia) provides that the amount of such yearly rent payable from and after a relevant date of review as therein mentioned shall be set out in a memorandum separate from this Lease the aforesaid yearly rents to be paid in each case without deduction by equal quarterly payments in advance on the usual quarter days in every year (hereinafter referred to as "PAYMENT DAYS") ("THE RENT FIRSTLY RESERVED").

(iii)    SERVICE CHARGE

     Secondly by way of further rent commencing on the date hereof and during the remainder of the said term a service charge calculated and to be paid in manner specified in the Third SCHEDULE hereto ("THE RENT SECONDLY RESERVED").

(iv)     INSURANCE

     Thirdly by way of further rent a fair proportion conclusively to be determined (save in the case of manifest error) by the Landlord's surveyor (meaning a Chartered Surveyor appointed by the Landlord for the purposes of this Lease) of the cost to the Landlord in complying with the covenant contained in CLAUSE 3.3 hereof such further rent to be paid within seven days after demand therefor by the Landlord ("THE RENT THIRDLY RESERVED").

(v)      OTHER SUMS

     Fourthly all other monies payable hereunder by the Tenant to the Landlord and any value added tax to be paid on demand the rents Firstly Secondly and Thirdly and Fourthly reserved hereunder and any other sums reserved as rent being together referred to as "THE RENTS".

2.       TENANT'S COVENANTS

     The Tenant hereby covenants with the Landlord as follows:

2.1      PAYMENT OF RENT

     To pay the Rents hereinbefore reserved at the times and in manner aforesaid without deduction.

2.2      PAYMENT OF OUTGOINGS

2.2.1 To defray or (in the absence of direct assessment on the demised premises) to pay to the Landlord on demand (save in so far as the same is paid by way of the service charge) a fair proportion (to be determined by the Landlord's surveyor acting reasonably whose decision shall save in the case of manifest error be binding upon the Tenant) all existing and future rates taxes duties assessments charges and impositions levies and outgoings whatsoever whether parliamentary local or otherwise now or hereafter payable by law in respect of the demised premises or any part thereof by the owner Landlord Tenant or occupier thereof other than any tax or levy payable by the Landlord by reason of a dealing by the Landlord with or the ownership of its reversionary interest in the demised premises or its receipt of the rents hereinbefore reserved.

2.2.2 To pay any value added tax (or similar tax) which may from time to time be charged on the rent firstly reserved or on any other monies payable by the Tenant under this Lease

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2.3      REPAIRS ETC.

2.3.1 Throughout the said term (damage by fire and such other risks against which the Landlord has insured excepted save in so far as the insurance monies or any part thereof shall be irrecoverable in consequence of any act or default of the Tenant or any person deriving title under the Tenant or any of the servants or agents or licensees of the Tenant or of any such person) well and substantially to repair and keep in good and substantial repair and condition:

     (a) all non-load-bearing walls within the demised premises (and the plaster and finishes thereof);

     (b) the plaster and finishes on the internal faces of the boundary walls and on the structure enclosing the demised premises;

     (c) the plaster and finishes on all structural parts of the Building within the demised premises;

     (d) all floors in the demised premises (including all floor boxes raised floors and the supports thereof) and all floor finishes down to but excluding structural slabs;

     (e) all ceilings of the demised premises (up to but excluding structural slabs);

     (f)  the glass in all the doors and in all windows of the demised premises;

     (g)  all sash cords (if any) of the demised premises;

     (h)  all doors of the demised premises;

     (i) all fixtures and fittings of the nature of the Landlord's fixtures or fittings and all sanitary and water apparatus and all conducting media exclusively serving the demised premises; and

     (j)  all other parts of the interior of the demised premises other than:

          (i) all structural parts of the Building within the demised premises (save for the plaster finishes thereof aforesaid);

          (ii) the window frames;

          (iii) the heating cooling and ventilating apparatus and the sprinkler system (if any) forming part of the demised premises; and

          (iv) any conducting media serving other parts of the Building.

2.3.2 To renew and replace from time to time as necessary all fixtures and fittings of the nature of Landlord's fixtures and fittings forming part of the demised premises (other than heating and air-conditioning apparatus) which may be beyond repair.

2.3.3 Not to carry out repairs to any:

(a)      heating or air-conditioning apparatus;

(b)      sprinkler system;

(c)      fire hoses;

(d)      emergency lighting system;

(e)      intruder alarm system;

(f)      fire alarm system; or

(g) other fire prevention and detection system or any equipment belonging thereto within the demised premises.

2.3.4 As often as may be necessary and in any event in the last six months of the tenancy hereby created (howsoever determined) to replace the carpets included in this demise with new carpets of the same quality such new carpets to be of a colour and quality first approved in writing by the Landlord (such approval not to be unreasonably withheld).

2.4      REDECORATION

2.4.1 In every fifth year of the said term (the time in each case being computed from the commencement date) and in any event in the last three months of the term (howsoever determined) in a proper and workmanlike manner with good quality materials and to the reasonable satisfaction of the Landlord to prepare and paint or otherwise appropriately treat all such parts of the interior of the demised premises (including the interior of the window frames) as have been previously or are usually so dealt with and re-paper re-cover or re-line the parts usually papered covered or lined with good quality suitable paper vinyl covering or fabric or other covering provided always that the painting and redecorating in the last three months of the term shall be carried out in colours tints and patterns first approved in writing by the Landlord (such approval not to be unreasonably withheld).


2.4.2 Regularly to clean the washroom areas (if any) on the eighth floor of the Building in respect of which the Tenant has exclusive rights of use and to maintain them at all times in a clean and tidy condition in each case to the Landlord's reasonable satisfaction.

2.4.3 Not to paint or permit to be painted:

     (a) any of the woodwork of the demised premises which is at the date hereof varnished or polished;

     (b) (except with an emulsion paint or with such other suitable type of paint as shall be first approved in writing by the Landlord's surveyor whose approval shall not be unreasonably withheld in the case of a type of paint which is not oil based) the ceiling tiles or other covering comprising part of any false or suspended ceiling in the demised premises; or

     (c) any other part of the demised premises which requires treatment other than painting.

2.4.4 Not to paint or permit to be painted or otherwise treated the sprinkler heads (if any) within the demised premises.

2.4.5 To renew and replace any sprinkler head painted over by the Tenant or its undertenant or otherwise treated and to renew any other part of the demised premises painted in breach of the foregoing covenants save that in the case of woodwork the Tenant may remove the paint therefrom and varnish or polish the same.

2.5      WORKS REQUIRED BY STATUTE LOCAL AND OTHER AUTHORITIES

           To observe and perform in relation to the demised premises all requirements of and to do and execute or cause to be done and executed all such works and things as under or by virtue of any Act of Parliament local Acts building regulations or bye-laws already or hereafter to be passed and rules and regulations thereunder as now are or shall or may be directed or required to be done or executed upon or in respect of the demised premises or any part thereof or in respect of the use thereof whether by the owner Landlord Tenant or occupier thereof and at all times during the term hereby granted to indemnify and keep indemnified the Landlord against all claims demands expenses and liability in respect thereof.

2.6      PLANNING

2.6.1 At all times during the term hereby created to comply with the provisions and requirements of the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature and any orders plans regulations permissions consents and directions made under or in pursuance thereof (hereinafter collectively referred to as "THE PLANNING ACTS") (in so far as the same directly relate to the demised premises or to the Tenant's occupation of the demised premises) and to indemnify (as well after the expiration of the said term by effluxion of time or otherwise as during its continuance save in respect of any such matters arising after the said expiration of the said term) and to keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any breach of this covenant and as soon as practicable to produce to the Landlord on receipt by the Tenant of notice thereof any notice order or proposal therefor made given or issued under or by virtue of the Planning Acts affecting or relating to the demised premises and at the request of the Landlord to make or join with the Landlord in making every such objection or representation against the same as the Landlord shall reasonably require.

2.6.2 Not without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld) to:

          (a) apply for, nor to permit any person deriving title under the Tenant to apply for, any planning permission relating to the demised premises or to any part thereof or to the use thereof or any part thereof and in the event of the Landlord reasonably attaching any conditions to such consent as aforesaid not to apply or permit any application for any such planning permission save in accordance with the said conditions;

          (b) implement or permit to be implemented any planning permission save where the planning permission relates to any matter where either no further consent of the Landlord is required hereunder or such consent has been given; or

          (c) enter into any agreements with the local or other authority whether pursuant to the Planning Acts or otherwise.

2.6.3 Within 14 days after the grant or completion thereof to supply to the Landlord a copy of any such planning permission and the application therefor and any such agreement and any correspondence or drawings incidental or relating thereto.

2.7      ALTERATIONS AND ADDITIONS

2.7.1 Not to injure cut maim alter or make additions to or permit to be injured cut maimed or altered or additions made to any of the timbers walls or partitions or any other part of the demised premises or the Building save in connection with any of the express rights granted to the Tenant (but then only in accordance with the provisions of such express rights).

2.7.2 Not without the consent of the Landlord (such consent not to be unreasonably withheld) to alter or permit to be altered the heating cooling or ventilating apparatus or the sprinkler system (if any) forming part of the demised premises.

2.7.3 Not to make or permit to be made any internal non structural alteration in or addition to the demised premises or the architectural decorations or in the layout or arrangement thereof or to the Building without the previous written consent of the Landlord (such consent not to be unreasonably withheld).

2.7.4 Where it is reasonable having regard to the extent and nature of any alterations or additions proposed to provide security to the Landlord's satisfaction for the carrying out and completion of any works of alteration or addition to the demised premises for which the Landlord's consent is required.

2.7.5 Without prejudice to any of the foregoing provisions of this sub-CLAUSE 1.7 at the request of the Landlord forthwith:

               (a) to make good any such timber wall partition or other part injured cut or maimed; and

               (b) to demolish and remove any alteration or addition made in breach of this sub-clause and in each case to restore the demised premises to their previous condition to the proper satisfaction of the Landlord.

2.7.6        To notify the Landlord in writing as soon as possible of:

               (a) completion of any alteration or addition to the demised premises and/or after the installation of any fixtures and fittings which may be installed by the Tenant or any undertenant and which may become landlord's fixtures and fittings; and

               (b) the cost of such alterations or additions and/or reinstatement value of such fixtures and fittings.


2.7.7 At the expiration or sooner determination of the tenancy hereby created the Tenant will if and in so far as reasonably required by the Landlord at the Tenant's own cost reinstate and make good to the reasonable satisfaction of the Landlord the demised premises and restore the same to the plan and design as if no alteration or addition other than floor boxes and carpeting had been made by the Tenant or its undertenants licensees or occupiers during the Term and to pay the proper and reasonable expenses incurred by the Landlord (including surveyors' fees) of and incidental to the superintendence of such reinstatement and making good.

2.8      ELECTRICAL SYSTEM

           Not to overload or permit to be overloaded any part of the electrical system in or serving the demised premises and not except in accordance with any current codes of practice to make any alteration or addition to such system.

2.9      AVOIDANCE OF INSURANCE

2.9.1 Not to do or allow to be done anything whereby any insurance for the time being effected on the demised premises or any part thereof (or the Building or any part thereof or any adjoining or neighbouring property for the time being of the Landlord) may be rendered void or voidable or be in any way affected, nor do or allow to be done anything whereby any additional premium may become payable for the insurance of the demised premises the Building or any part thereof or any such adjoining or neighbouring property and to comply with all recommendations of the insurers as to fire precautions relating to the demised premises.

2.9.2 To indemnify the Landlord in respect of all damages costs charges expenses and other expenditure suffered or incurred by the Landlord by reason of any act neglect default or omission of the Tenant its undertenants and their respective agents servants employees contractors invitees and others for whom it is responsible which renders wholly or partially irrecoverable any money under any policy of insurance effected in respect of the demised premises or the Building.

2.9.3 In the event of the demised premises or any part thereof (or the access thereto) being destroyed or damaged to give notice in writing thereof to the Landlord as soon as is practicable following the happening of the event.

2.10     HEAVY ITEMS OF MACHINERY

2.10.1 Not to take to or permit to be taken to or remain upon the demised premises any safe or any machinery (other than normal office machinery not giving rise to a breach of sub-CLAUSE 1.10.2 below) or any heavy goods or appliances without the previous written consent of the Landlord and to ensure that the same are placed only in such position as shall be approved by the Landlord in writing (such consent and approval not to be unreasonably withheld).

2.10.2 Not to do or bring or permit to be done or brought in or upon the demised premises or the Building anything which may throw on the demised premises or the Building or any part thereof any weight or strain in excess of that which the same is designed to bear.

2.11     AERIALS AND SIMILAR APPARATUS AND INTERFERENCE

2.11.1 Not without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to affix or permit to be affixed to the outside of the demised premises or any part thereof any wireless radio or television aerial or similar apparatus and not to make any claim against the Landlord in respect of interference to reception of wireless radio or television transmissions or to the operation of any appliance in or upon the demised premises suffered or alleged to be suffered by reason of the use of electrical or other apparatus in or upon the Building or on any adjoining or neighbouring property of the Landlord other than by interference with the electrical supply to the demised premises.


2.11.2 Not to cause or permit or suffer to be caused interference to others by any radio or electromagnetic signal emitted by the use of apparatus operated or installed in or upon the demised premises.

2.12     PROHIBITION OF GAMING APPARATUS

          Not to install or permit to be installed any amusement or gaming apparatus or device in or upon the demised premises or any part thereof.

2.13     OFFICE USE ONLY

2.13.1 Not at any time to allow or permit or suffer the demised premises or any part thereof to be used for sleeping purposes.

2.13.2 Not to hold or permit or suffer to be held any sale by auction or any exhibition or show or spectacle of any kind upon the demised premises or any part thereof.

2.13.3 Not to use or permit or suffer to be used the demised premises or any part thereof for any illegal or immoral purpose or for any dangerous noxious noisy or offensive purpose whatsoever.

2.13.4 Not to use or permit of suffer to be used the demised premises or any part thereof for any purpose except that of high class offices with ancillary facilities.

2.14     ADVERTISEMENTS

         Not (save as permitted by this Lease) without the previous written consent of the Landlord to set up or exhibit upon any part of the demised premises any placard poster signboard notice or advertisement which shall be visible from outside the demised premises.

2.15     REGULATIONS

           To observe and cause to be observed at all times:

2.15.1 reasonable regulations imposed by the Landlord in respect of the lifts and escalators in the Building and for the general running orderliness and management of the Building and the services thereof and the curtilage thereof as already or from time to time hereafter notified in writing by the Landlord to the Tenant; and

2.15.2 the regulations set out in the Fourth SCHEDULE hereto or as they shall be reasonably altered or added to from time to time by notice in writing by the Landlord to the Tenant and this sub-clause shall be without prejudice to the generality of any other provision contained in this Lease which shall touch and concern the same subjects.

2.16     WAITING ACCOMMODATION TO BE IN THE DEMISED PREMISES AND AS TO DOORS

          To ensure that all requisite waiting accommodation for callers and clients is provided within the demised premises and that the doors leading from the common landings or corridors into the demised premises and all doors designated as fire check doors are not left open.

2.17     NUISANCE OR DAMAGE

2.17.1 Not to play or permit to be played in the demised premises any musical instrument gramophone radio radiogram television set tape recorder or similar apparatus so as to be audible outside the demised premises.

2.17.2 Not to do or permit or suffer to be done anything in or upon the demised premises or any part thereof or in or upon any other part of the Building or in or upon any other area which the Tenant is by virtue of this Lease authorised to use (whether in common with others or not) which may be or become a nuisance to or cause damage to the Landlord or the tenants or occupiers of any other part of the Building or of other property in the neighbourhood or to the public local or any other authority.

2.18     LIGHT AND AIR AND OTHER EASEMENTS

2.18.1 Not to block up darken or obscure or permit to be blocked up darkened or obscured any doorway passage window light opening or grating belonging to the demised premises nor to do or suffer to be done anything which may interfere with the access of light or air to any portion of the Building and to give to the Landlord immediate notice of any encroachment or attempted encroachment made in or upon the demised premises or any part thereof and any act matter or thing whereby or by reason whereof any damage injury or disturbance may be done or occasioned thereto or to any part thereof.

2.18.2 Not to give any third party any acknowledgement that the Tenant enjoys the access of light through any of the windows or openings in the demised premises or any other right or easement by or with the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any of such windows or openings or from exercising any other right or easement and in the event of any of the owners or occupiers of adjacent or neighbouring land or buildings or the occupiers of other parts of the Building doing or threatening to do anything which obstructs the access of light through any of the windows or openings in the demised premises or the exercise of any other right or easement to notify the same forthwith to the Landlord and to permit the Landlord if necessary to bring all such actions as it may think fit against any such persons in respect of the obstruction of the access of light to any of the windows or openings in the demised premises or the obstruction of the exercise of any other right or easement.

2.19     NOTICE OF NECESSARY REPAIRS AND OTHER MATTERS

           To permit the Landlord and its agents with all necessary workmen materials and appliances at all reasonable times following a reasonable period of prior written notice (or at any time in case of emergency) to enter upon and examine the state of repair and condition of the demised premises and the user thereof and to take any photographs measurements plans and sections thereof and thereupon the Landlord may require the Tenant by notice in writing to carry out or do any repairs or redecorations or any other acts deeds or things necessary to be done and for which the Tenant is liable under these presents and if the Tenant shall not within two months or (in case of emergency) immediately after service of such notice commence and thereafter proceed diligently with compliance therewith then to permit the Landlord to enter upon the demised premises to do all or any of the things referred to in such notice and the proper cost thereof (which expression shall include but not be limited to all legal costs and surveyors' fees and other expenditure whatsoever attendant thereon) shall be paid by the Tenant within 30 days of a written demand and if not so paid the cost aforesaid and interest thereon as hereinafter provided shall be a debt due to the Landlord from the Tenant and shall forthwith be recoverable by action.

2.20     ACCESS OF LANDLORD

           To permit the Landlord and its agents and other persons authorised by them with all necessary workmen materials and appliances at all reasonable times following a reasonable period of written notice (or at any time in case of emergency) to enter upon the demised premises for all or any of the following purposes namely:

2.20.1    taking inventories of landlord's fixtures and fittings therein;

2.20.2 effecting decorations repairs tests or works to adjoining or neighbouring property or tests to the demised premises or any matters acts or things which may be requisite under the provisions of this Lease or to comply with any Act of Parliament statutory instrument order building regulation or other regulation or local bye-law or otherwise and which cannot be carried out or is impractical to carry out at reasonable cost other than by entry on the demised premises, such works to be carried out as expeditiously as is reasonably practicable causing as little disturbance to the Tenant as is reasonably practicable and doing as little damage as may be to the demised premises and all damage thereby occasioned to the demised premises being made good or procured to be made good by the Landlord;

2.20.3 inspecting cleansing maintaining testing repairing altering laying fixing constructing renewing re-laying and connecting up to any conducting media used or to be used for or in connection with any adjoining or neighbouring property or for inspecting cleansing maintaining repairing altering renewing or removing anything being the property of the Landlord in or upon but not being part of the demised premises including (without prejudice to the generality of the foregoing) the plant room on the fourth floor of the Building and the plant therein contained and the sanitary and other installations within the washroom areas on the fourth floor of the Building in respect of which the Tenant is granted exclusive rights of use such works to be carried out as expeditiously as reasonably practicable causing as little disturbance to the Tenant as is reasonably practicable and doing as little damage as may be to the demised premises and all damage thereby occasioned by the Landlord to the demised premises and to the Tenant's possessions and fittings being made good by the Landlord but without payment of compensation for any annoyance nuisance loss noise vibration or inconvenience caused as a result of the proper exercise of the Landlord's right of entry in accordance with the provisions of this clause;

2.20.4 carrying out the works and providing the services amenities and facilities referred to in the Third SCHEDULE hereto such works to be carried out as expeditiously as reasonably practicable causing as little disturbance to the Tenant as is reasonably practicable and doing as little damage as may be to the demised premises and all damage thereby occasioned by the Landlord to the demised premises and to the Tenant's possessions and fittings being made good by the Landlord but without payment of compensation for any annoyance nuisance loss noise vibration or inconvenience caused as a result of the proper exercise of the Landlord's right of entry in accordance with the provisions of this clause;

2.20.5 carrying out any such works as are referred to in CLAUSE 5.2 hereof such works to be carried out as expeditiously as reasonably practicable causing as little disturbance to the Tenant as is reasonably practicable and doing as little damage as may be to the demised premises and all damage thereby occasioned by the Landlord to the demised premises and to the Tenant's possessions and fittings being made good by the Landlord but without payment of compensation for any annoyance nuisance loss noise vibration or inconvenience caused as a result of the proper exercise of the Landlord's right of entry in accordance with the provisions of this clause;

2.20.6 enabling prospective purchasers mortgagees or tenants of the Building or any part thereof and their agents to view the demised premises;

2.20.7    for any proper purpose connected with management of the Building; and

2.20.8 for all or any such purposes to erect scaffolding and/or other like apparatus and/or ladders and/or cradles and other like appliances or apparatus upon the demised premises or any part thereof or outside the demised premises provided that no such erections shall be made within the demised premises except where reasonably necessary provided that in the case of such works the landlord shall consult with the Tenant and if it would be reasonably possible to carry out such works in a manner preferred by the Tenant but which would involve the Landlord in extra costs or losses the Landlord shall at the Tenant's request use its reasonable endeavours to comply with the Tenant's requirements in which event the Tenant shall on demand pay to the Landlord the amount or amounts as certified from time to time by the Landlord's surveyor, architect or accountant (as the case may be) of the extra costs incurred or losses sustained by it as a result of such compliance.

2.21     ALIENATION

2.21.1 In this CLAUSE 1.21 the following expressions have the following meanings:

          (a)  "AUTHORISED GUARANTEE AGREEMENT"

          has the meaning defined in and for the purposes of section 16 of the Landlord and Tenant (Covenants) Act 1995 which shall be made by separate deed;

          (b)  "PERMITTED OCCUPIER"

          means a company which is a member of the same group of companies of which the Tenant is a member and meets the criteria set out in section 42(1) of the Landlord and Tenant Act 1954.

2.21.2 Not to hold on trust for another or assign charge or underlet part with or share possession or occupation of the whole of the demised premises or any part or agree so to do or permit any person to occupy the same save (subject to this clause) by way of an assignment charge or underlease of the whole.

2.21.3 Not to assign charge or underlet the whole of the demised premises except as provided in this clause and then only with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed and subject in the case of an assignment to sub-CLAUSEs
          1.21.4 and 1.21.5 and 1.21.6 and in the case of an underletting to sub-CLAUSEs 1.21.7-1.21.10 (inclusive)).

2.21.4   ASSIGNMENT

          For the purpose of section 19(1A) of the Landlord and Tenant Act 1927 it is agreed that the Landlord shall not be regarded as unreasonably withholding consent to any proposed assignment of the whole of the demised premises if it is withheld on the ground (and it is the case) that any one or more of the circumstances mentioned below exist (whether or not such withholding is solely on such ground or on that ground together with other grounds):

          (a) in the Landlord's reasonable opinion the proposed assignee is not or will not be able to pay the Rents reserved by this Lease as and when they fall due and/or to observe and perform the obligations of the Tenant under this Lease and any Supplemental Document;

          (b) there are arrears of the Rents reserved hereunder at the date of the application for the assignment to the proposed assignee and/or the proposed date for completion of the licence giving the Landlord's consent;

          (c) the proposed assignee is a member of the same group of companies of which the Tenant is a member as defined in section 42(1) of the Landlord and Tenant Act 1954.

2.21.5   On any assignment:

          (a) the Tenant and any Surety of the Tenant shall enter into an Authorised Guarantee Agreement which will be in such reasonable and proper form as the Landlord may reasonably require and be prepared by or on behalf of the Landlord and at the reasonable cost of the Tenant;

          (b) if the Landlord reasonably so requires the Tenant will obtain one or more acceptable guarantors for the proposed assignee who will covenant with the Landlord in the terms (mutatis mutandis) set out in the Fifth SCHEDULE;

          (c) if the Landlord reasonably so requires (taking account of the requirement for any guarantor) the proposed assignee will prior to the assignment enter into such reasonable rent deposit arrangement and/or provide such additional security for performance by the proposed assignee of its obligations under this Lease as the Landlord may reasonably require; and

          (d) any guarantor of the Tenant's obligations shall enter into a guarantee (which shall be in such reasonable form as the Landlord may reasonably require) that the Tenant will comply with the Authorised Guarantee Agreement referred to in (a) above and indemnify the Landlord against any breach by the Tenant of the Authorised Guarantee Agreement.

2.21.6 Sub-CLAUSEs 1.21.4 and 1.21.5 shall operate without prejudice to the right of the Landlord to refuse such consent on any other reasonable ground or grounds where such refusal would be reasonable or to impose further reasonable conditions upon the grant of consent where such imposition would be reasonable.

2.21.7   UNDERLETTING

          (a) Not to underlet the whole of the demised premises at a fine or a premium or at a rent less than the open market rent of the demised premises in each case at the time of such underlease.

          (b) Not to grant an underlease of the whole of the demised premises until the Landlord has given its approval of an order of a court of competent jurisdiction made under section 38(4) of the Landlord and Tenant Act 1954 authorising an agreement excluding sections 24 to 28 (inclusive) from the tenancy to be created by the underlease. The Tenant shall supply the Landlord with a copy of the order (with the form of underlease) certified by solicitors as a true copy of the original for this purpose.

2.21.8 Upon the Landlord consenting to an underletting of the whole of the demised premises to procure that the underlease contains:

          (a) an unqualified covenant on the part of the undertenant with the Tenant that the undertenant will not assign or charge (or agree so to do) any part or parts of the premises (as distinct from the whole) demised by such underlease and will not underlet or (save by way of an assignment of the whole) part with or agree so to do or share possession of or permit any person to occupy the whole or any part of the premises demised by such underlease;

          (b) a covenant on the part of the undertenant with the Tenant that the undertenant will not assign or charge (or agree so to do) the whole of the premises demised by such underlease without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed;

          (c) a covenant by the undertenant (which the Tenant undertakes to enforce) to prohibit the undertenant from doing or suffering any act or thing upon or in relation to the premises demised by the underlease which will contravene any of the Tenant's obligations in this Lease;

          (d) provision for review of the rent (in an upwards direction only) reserved by the underlease corresponding both as to terms and dates with the provisions set out in CLAUSE 2; and

          (e) a condition for re-entry on breach of any covenant on the part of the undertenant or any other ground in respect of the undertenant specified in CLAUSE 5.3.

2.21.9 To procure in any underletting of the whole of the demised premises that the rent under such underletting is reviewed in accordance with the terms of such review but not to agree the rent payable under such underlease with the undertenant without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and to procure that if the rent under any underlease is to be determined by an independent person not to determine whether such person is to act as an expert or as an arbitrator without the Landlord's prior written consent and to procure that the Landlord's representations as to the rent payable thereunder are made to such independent person to the reasonable satisfaction of the Landlord.


 2.21.10 Not to vary the terms of any underlease permitted under this clause (or agree so to do) without the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and not to commute or waive any rents payable by any such underlease.

2.21.11 Notwithstanding anything contained in this clause the Tenant may share occupation of the demised premises with a Permitted Occupier provided that:

          (a)  no tenancy is created by such occupation;

          (b) the rights of the Permitted Occupier immediately determine on it ceasing to fall within the definition of a Permitted Occupier; and

          (c) the Tenant will give notice to the Landlord within 14 days of the commencement and termination of each sharing of occupation of the demised premises.

2.21.12 From time to time during the Term to furnish to the Landlord on demand full particulars of all derivative interests of or in the demised premises however remote or inferior.

2.22     REGISTRATION

          Within one month after any assignment of this Lease or the grant of any underlease or sub-underlease (whether mediate or immediate) or the assignment of any such underlease or sub-underlease or after any disposition or devolution of the demised premises or any part thereof or after any Order of Court or private or local Act of Parliament affecting the demised premises or any part thereof to give notice thereof in writing to the Landlord or the solicitors for the time being of the Landlord and to produce to the Landlord or its said Solicitors the relevant deed or instrument and on giving such notice to pay a reasonable fee being not less than Thirty Five Pounds ((GBP)35) plus value added tax for the registration thereof.

2.23     NOTICES UNDER SECTION 146 OF THE LAW OF PROPERTY ACT 1925

          To pay on demand all proper costs and expenses (including solicitors' costs and surveyors' fees) incurred by the Landlord in reference to any breach giving rise to right of re-entry under the provisions in that behalf hereinafter contained whether or not forfeiture is waived or avoided and whether or not by relief granted by the Court and also to pay on demand the like costs and expenses of any requisite notice relating to the repair or redecoration of the demised premises in connection with the delivery up thereof at the expiration or sooner determination of the said term.

2.24     NOTICE OF RE-LETTING

          Whether or not any notices have been served under the Landlord and Tenant Act 1954 to permit the Landlord at any time after a date six months before the expiration of the said term to affix and retain without interference upon any part of the exterior of the demised premises other than at any entrance to the demised premises a notice for re-letting the same and to permit persons accompanied by the Landlord or the agent of the Landlord at reasonable times of the day during business hours and following not less than 24 hours' prior written notice to view the demised premises.

2.25     TO INFORM LANDLORD OF NOTICES RECEIVED

           Forthwith on receipt of notice to give full particulars in writing to the Landlord of any permission notice order or proposal for a notice or order made given or issued by any government department local or public authority under or by virtue of any statutory powers affecting or likely to affect the demised premises or any part thereof and if so required by the Landlord to produce a copy of such permission notice order or proposal for a notice or order to the Landlord and also where the notice concerns any matter for which the Tenant is responsible under the terms of this Lease without delay to take all necessary steps to comply with any such notice or order in so far as such notice or order concerns the demised premises.

2.26     TO DISCLOSE INFORMATION

           If the Tenant shall make any application to the Landlord for any consent or approval of the Landlord required under the terms of this Lease the Tenant shall also disclose such information as the Landlord shall properly require in relation to or incidental to or whatsoever or howsoever concerning or appertaining to such application.

2.27     TO PAY COSTS

           To pay the proper and reasonable legal charges and surveyors' fees and other professional fees incurred by or of the Landlord and the stamp duty on the licences and duplicates resulting from all applications by the Tenant for any consent or approval of the Landlord required by this Lease (whether in accordance with the express rights granted to the Tenant or otherwise) including reasonable and proper legal charges surveyors' fees and other professional fees and expenses actually incurred in cases where consent or approval is refused where the Landlord is entitled to refuse the same or the application is withdrawn.

2.28     TO PAY VALUE ADDED TAX

           To pay in addition to any monies due from the Tenant under the terms and provisions of this Lease at the respective times when such monies are due such value added tax as shall be chargeable in respect of any such monies subject to the Landlord having supplied to the Tenant a value added tax invoice.

2.29     COSTS OF BAILIFFS ETC.

           To pay to the Landlord on demand all proper costs charges and expenses including bailiffs' costs solicitors' costs surveyors' fees and other professional costs and fees properly incurred by the Landlord for or in connection with the levy of a distress for the rents payable hereunder or any part thereof or as a result of the bailiffs being paid the said rents or any part thereof whether or not any distress in the event be levied or otherwise for or in connection with the recovery of arrears of the said rents or other monies payable by the Tenant hereunder.

2.30     INTEREST ON OVERDUE PAYMENTS

           If and so often as any rent (whether formally demanded or not) or any other money due from the Tenant under the provisions of this Lease shall be unpaid seven days (7) following the due date on demand from the Landlord to pay interest on such unpaid rent and other unpaid monies from the due date until payment (whether before or after judgment) at the rate of four per cent per annum above the base rate of HSBC Bank plc (or such other London clearing bank as the Landlord may from time to time nominate) in force at the due date or such rate as shall at the due date be equivalent thereto.

2.31     RESPONSIBILITY FOR DAMAGE

           To be responsible for and to indemnify the Landlord against all damage occasioned to the demised premises or any adjacent or neighbouring property including the Building or the services thereof or to any person or chattel (whether or not upon the demised premises) caused by any act default or negligence of the Tenant or the servants agents licensees or invitees of the Tenant.

2.32     YIELDING UP

           To yield up the demised premises (but not with trade and other tenant's fixtures) with vacant possession at the end or sooner determination of the tenancy hereby created in good and substantial repair and condition in accordance with the covenants hereinbefore contained.

3.       RENT REVIEW

       Provided always and it is hereby agreed:

3.1 After the expiration of each period of five years of the tenancy hereby created (the time in each case being computed from and including the commencement date and the day following the date of expiration of each such period being hereinafter referred to as the "RELEVANT DATE OF REVIEW") the first yearly rent shall be (subject as hereinafter provided) such sum (hereinafter called "THE SAID SUM") as shall be agreed between the Landlord and the Tenant (or decided by the competent person as hereinafter provided) as representing the open market annual rent at which the demised premises could be let at the relevant date of review on a lease:

3.1.1 for a term of ten (10) years commencing on the relevant date of review;

3.1.2      as between a willing landlord and a willing tenant;

3.1.3      with vacant possession;

3.1.4      without the payment of any fine or premium;


3.1.5      upon the suppositions (whether or not fact) that:

          (a) the Landlord and the Tenant have respectively complied with their obligations herein imposed on them (but without prejudice to any rights or remedies of the Landlord in regard thereto);

          (b) the demised premises are available for immediate beneficial occupation and use;

          (c) no work has been carried out thereon by the Tenant or any undertenant whether before or after the commencement date (other than pursuant to an obligation to the Landlord contained in this Lease save where such obligation arises as a result of any works to the demised premises carried out by the Tenant) which has diminished the rental value of the demised premises; and

          (d) if the Building or any part thereof or any amenity thereto belonging or any access thereto shall have been damaged or destroyed the same had before the relevant date of review been fully reinstated;

          (e) that the willing tenant has had the benefit of any rent free or concessionary rent period which would be granted for the purposes of fitting out at the relevant date of review in the open market on a letting of the demised premises on the terms of this hypothetical letting so that the said sum shall represent the rent which would be reserved as payable at the expiry of such a period; and

          (f) the demised premises are fitted out with floor boxes and carpeting to the specification and quality commensurate with those in the remainder of the lettable areas of the Building;

3.1.6 on the terms and conditions of this Lease (other than as to the amount of rent but including provisions for review) and upon the assumption that the demised premises may be used for the purposes permitted by this Lease of this Lease including the provisions of this CLAUSE there being disregarded:

          (a) any goodwill attributable to the demised premises by reason of any trade or business carried on therein by the Tenant or any permitted undertenant;

          (b) any effect on rent of any improvements or alterations to the demised premises carried out not more than fifteen (15) years before the relevant date of review by the Tenant or any undertenant with the consent of the Landlord (where required) other than any such effected at the expense of the Landlord or in pursuance of any obligation to the Landlord whether under the provisions of this Lease or any other deed or document;

          (c) any effect on rent of the fact that the Tenant or its predecessors in title have been in occupation of the demised premises or any other premises within the Building or near thereto;

          (d) any effect on rent of any rent free period or rental concession that may have been granted at the commencement of the term for fitting out the demised premises;

          (e) any effect on rent of any temporary works operations or other activities on any adjoining or neighbouring property (including the Building); and

          (f) the taxable status of any party to this Lease for the purpose of value added tax or any other tax of a similar nature.

3.2 If the Landlord and the Tenant have not agreed on the amount of the said sum by a date six months before the relevant date of review then and in any such case the question may at any time after such date be referred by either of them to the decision of some competent person (hereinafter called "THE COMPETENT PERSON") who shall act as an arbitrator in accordance with the Arbitration Act 1996 to be agreed upon by the Landlord and by the Tenant or (in the event of failure so to agree) to be a Chartered Surveyor with substantial experience of lettings of office premises in the area in which the demised premises are situate (or as near thereto as is reasonably possible) and whose status shall be that of a partner in or a director of a commercial practice which in the normal course of its business handles the letting of office premises in Central London such Chartered Surveyor (in the event of disagreement between the parties as to who he or she shall
          be) to be nominated on the application of the Landlord or the Tenant by the President for the time being of the Royal Institution of Chartered Surveyors provided that if the competent person shall die or for another reason shall be unable to act before he shall give his decision then the Landlord and the Tenant shall agree upon another competent person or (in the event of failure so to agree) the President of the Royal Institution of Chartered Surveyors shall be asked by either the Landlord or the Tenant to nominate another Chartered Surveyor with the aforesaid experience and status to act as the competent person and such procedure may be adopted as often as may be necessary.

3.3      DEFINITIONS

3.3.1 In this sub-CLAUSE the following expressions have the following meanings:

       "THE DUE DATE"

                     means the date when the amount of the first yearly rent payable hereunder with effect from the relevant date of review has been agreed or otherwise decided as evidenced by an exchange of memoranda pursuant to sub-CLAUSE 2.6;

       "THE INTERIM PERIOD"

                     means the period commencing on the relevant date of review and ending on the day preceding the payment day which immediately follows the due date;

       "THE OLD RATE"

                     means the yearly amount of such rent reserved as payable hereunder immediately before the relevant date of review;

       "THE NEW RATE"

                     means the yearly amount of such rent reserved as payable hereunder with effect from and including the relevant date of review;

       "THE BALANCE"

                     means the amount (if any) by which such rent calculated at the new rate and apportioned in respect of the interim period exceeds the amount of such rent calculated at the old rate and apportioned in respect of the interim period;

       "THE PRESCRIBED RATE"

                     means the base rate of HSBC Bank plc (or such other London clearing bank as the Landlord may from time to time nominate) in force at the due date.

3.3.2 If the new rate has not been agreed or otherwise decided by the relevant date of review:

          (a) the first yearly rent shall continue to be payable at the old rate; and

          (b) on the due date the Tenant shall pay to the Landlord the Balance and interest at the prescribed rate computed from and including each quarter day respectively on so much of the Balance as would have become payable on such quarter day and ending on the due date.

3.4 If the said sum shall be decided by the competent person and the Tenant shall fail to pay promptly its due proportion of the costs of such decision the Landlord shall be at liberty to discharge such proportion and in such event the Tenant shall within 30 days of a demand therefor pay to the Landlord that proportion.

3.5 Provided always that in no event shall the first yearly rent reserved as payable by the Tenant to the Landlord from and including the relevant date of review be less than the first yearly rent reserved as payable by the Tenant to the Landlord immediately before such relevant date of review.

3.6 When the amount of the first yearly rent payable from and including the relevant date of review has been agreed or determined as aforesaid a memorandum as to that amount shall within 30 days thereof be signed on behalf of the Landlord and of the Tenant and exchanged between them.

3.7 Where any statutory public local or other competent authority or court of competent jurisdiction shall impose any restrictions which operate to impose any limitation in relation to the review of the rent firstly reserved or the collection of any increase in the rent firstly reserved at the relevant date of review the Landlord may (whether or not the rent firstly reserved has been agreed or determined with effect from that review date) give to the Tenant at any time but not later than three months after such review date notice postponing that review date until such later date (being not later than the next following date of review) as shall be six months after the date when such restriction or limitation shall be lifted or shall have come to an end and in that event the rent firstly reserved as payable immediately prior to the relevant date of review that is postponed shall (notwithstanding any review that may have taken place as at that review date) continue to be the rent payable until increased upon review at the postponed or (as the case may be) a subsequent review date.

3.8      Time shall not be of the essence in respect of this CLAUSE 2.

4.       LANDLORD'S COVENANTS

         The Landlord hereby covenants with the Tenant as follows:

4.1      REPAIR

           To keep the structure of the Building and in particular the foundations walls floors slabs (or joists as the case may be) and roofs thereof and all structural parts of the Building and the entrance hall landings passages stairs lifts (if any) escalators (if any) lavatories toilet facilities conveniences and all plant and machinery and conducting media intended for the common use and service of the occupiers of the Building and the exterior of the demised premises (except the glass in the exterior windows of the demised premises and of other parts of the Building demised to any other tenant of the Landlord) and the parts of the demised premises referred to in sub-CLAUSE 1.3.3 in good and substantial repair and condition.

4.2      SERVICES

           Unless prevented by force majeure or other circumstances beyond the reasonable control of the Landlord to use all reasonable endeavours:

4.2.1 to keep the entrance hall landings passages stairs lifts (if any) escalators (if any) lavatories and toilet facilities of the Building (save those hereby demised or demised to any other tenant of the Landlord) clean;

4.2.2 to keep the same properly lit (when necessary) between the following hours (hereinafter called "THE AUTHORISED HOURS") namely 8.00 a.m. and 7.00 p.m. on Mondays to Fridays inclusive and 8.00 a.m. and 1.00 p.m. on Saturdays (public holidays excepted);

4.2.3 at all times during the authorised hours to supply hot water to the wash basins in the lavatories of the Building;

4.2.4 at all times during the authorised hours to supply heating and cooling to the demised premises by means of the air conditioning apparatus therein served by the Landlord's heating and chilling plant in the Building;

4.2.5 to provide the services referred to in PARAGRAPHs 2, 3.2, 3.5, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 17 (except the last 12 words thereof), 19 and 20 of PART II of the Third SCHEDULE; and

4.2.6 at the written request of the Tenant and on reasonable (to the Landlord) prior written notice to supply any of the services referred to in CLAUSEs 3.2, 3.3 and 3.4 outside the authorised hours subject to the Tenant bearing the cost to the Landlord of supplying the services requested outside the authorised hours.

4.3      INSURANCE

           To keep the Building insured (subject to such exclusions and limitations as are imposed by the insurers) against loss or damage by fire lightning explosion storm tempest flood earthquake impact riot civil commotion malicious damage and aircraft and any other risk required by the Landlord in some insurance office of repute in a sum which in the opinion of the Landlord's surveyor represents the full reinstatement value thereof AND three (3) years' loss of Rents from the Buildings together with architects' surveyors' engineers' legal and other consultants' fees making such allowance as such surveyor thinks fit for:

4.3.1 inflation during the period of insurance and the re-planning and reinstatement period; and

4.3.2 the cost of complying with any statutory or public authority requirements which might apply on reinstatement;

           provided always that the Landlord shall not be obliged to insure any fixtures or fittings which may be installed by the Tenant or any person deriving title under the Tenant and which may become landlord's fixtures and fittings until the Tenant has notified the Landlord in writing of the reinstatement value thereof (but so that the Landlord may from time to time at its discretion increase the amount of the insurance in respect of such fixtures and fittings) and provided further that the Tenant shall once in every 12 months on reasonable request be entitled to be provided with a copy or sufficient extracts from such policy affecting the demised premises as will enable the Tenant to know the full extent of the premises fixtures and fittings covered thereby the risks insured against and any exceptions conditions exclusions or limitations to which such policy is subject.

4.4      REINSTATEMENT

           Following damage or destruction of the Building or any part thereof or the Common Parts (defined in PART I of the Third SCHEDULE) over which the Tenant has rights of way or which the Tenant is hereby authorised to use by a peril against which the same are insured pursuant to the provisions of the preceding sub-CLAUSE 3.3 and subject to the provisions of CLAUSE 1.9.2 if the Landlord obtains all necessary planning permissions and other consents (which the Landlord shall use all reasonable endeavours to obtain) to rebuild and reinstate in accordance with the then existing bye-laws regulations and requirements by any competent authority then the Landlord shall with all due speed and diligence (provided always that the Landlord shall not be liable to make up any deficiency in the insurance monies in accordance with the covenant on its part herein arising from or attributable to any failure by the Tenant to comply with any of the obligations on its part (which has not been reimbursed by the Tenant) and provided further that as regards any fixtures and fittings which have been installed by the Tenant or by any person deriving title under the Tenant and which have become landlord's fixtures and fittings the Landlord shall only be liable to reinstate or repair the same after the reinstatement value thereof has been notified by the Tenant to the Landlord and such fixtures and fittings have been insured by the Landlord as mentioned in the preceding sub-CLAUSE 3.3 of this clause.

4.5      QUIET ENJOYMENT

           That the Tenant paying the said rents hereby reserved and performing and observing the covenants on the Tenant's part herein contained shall quietly hold and enjoy the demised premises during the term without interruption by the Landlord or any person rightfully claiming under the Landlord.

4.6      COMPLIANCE WITH REQUIREMENTS

           That wherever any right of entry is exercised by the Landlord or any other person in accordance with the rights reserved to the landlord in the Second SCHEDULE the Landlord will (subject to receiving reasonable prior written notice) ensure that the person exercising such rights will at the Tenant's cost comply (in so far as reasonably practicable) with the Tenant's reasonable requirements regarding the security of the demised premises and anything on the demised premises.

4.7      To comply with the provisions of CLAUSE 1.20 of this Lease.

5.       SURETY COVENANT

        The Surety hereby covenants with the Landlord in the terms of the Fifth SCHEDULE.

6. Provided always and it is hereby agreed by and between the parties hereto as follows:

6.1       LANDLORD'S DISCLAIMER

          Notwithstanding anything herein contained and unless due to the negligence or default of the Landlord or its servants and save to the extent that the Landlord may be liable under the provisions of the Defective Premises Act 1972 or may be covered by any policy of insurance effected by the Landlord the Landlord shall not be responsible to the Tenant or the Tenant's licensees servants agents or other persons in the demised premises or calling upon the Tenant or the demised premises for any accident or happening or damage to or loss of any chattel or property sustained in the Building or on any property over which the Tenant exercises rights nor for any loss or inconvenience occasioned by:

6.1.1 the closing for repairs or other purposes of the lifts or the Common Parts (as in PART I of the Third SCHEDULE hereto defined) or any part thereof;

6.1.2 any defects or failure in the said lifts or in the sprinkler system (if any) or in the hot and cold water supply or in the heating cooling or ventilating apparatus (if any) or in the lighting or in the conducting media (whether of or in the demised premises or otherwise); or

6.1.3 suitable fuel or power not being obtainable through any appropriate source of supply (owing to strikes lock-outs or other causes) provided always that the Landlord shall:

               (i) carry out any necessary repairs and maintenance as expeditiously as reasonably practicable; and

               (ii) ensure that at all times during the authorised hours the
                    Tenant has reasonably acceptable use of all of the Common parts and Services to be supplied to the Tenant in accordance with the Landlord's covenants,

              provided always that the Landlord shall not have any liability to the Tenant as a result of this provision if any of the Services or the Common Parts shall not be available due to force majeure events or to circumstances beyond the reasonable control of the Landlord.

6.2        ALTERATIONS BY LANDLORD

           The Landlord shall be entitled from time to time to make such alterations additions or substitutions in or to the Building or to any part thereof or any plant or apparatus in the Building or the conducting media or the Common Parts (as in PART I of the Third SCHEDULE hereto defined) as it shall think fit provided that plant or apparatus or conducting media or Common Parts (aforesaid) shall remain available for use by the Tenant during the authorised hours and in respect of any new plant apparatus conducting media and Common Parts provided for such use in substitution for those previously available the same shall be substantially no less suitable for the enjoyment of the demised premises and further provided that the Landlord shall in carrying out such works cause as little inconvenience to the Tenant as is reasonably practicable and make good any damage caused to the demised premises.

6.3        RE-ENTRY

           If the rents hereby reserved or any part thereof shall at any time be unpaid for 21 days after becoming payable (whether formally demanded or not) or if any of the covenants on the part of the Tenant herein contained shall not be performed or observed or if the Tenant (being an individual or being individuals any one of them) shall become bankrupt or if the Tenant (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or if an Administrator an Administrative Receiver a Receiver or a Receiver and Manager shall be appointed of its undertaking or if the Tenant for the time being shall enter into an agreement or make any arrangement with creditors for liquidation of the debts of the Tenant by composition or otherwise or suffer any distress or process of execution to be levied on the goods of the Tenant then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of any of the covenants on the part of the Tenant herein contained.

6.4      LANDLORD'S SERVANTS OR WORKMEN

          The servants or workmen of the Landlord shall be under no obligation attend or to provide for other use his or their services to the Tenant for the Tenant's private convenience or to accept delivery of any letters telegrams telephone calls messages or parcels addressed to the Tenant and any such furnishing of attendance or other use of services or the acceptance of such letters telegrams telephone calls messages or parcels is to be considered as rendered and accepted by any employee of the Landlord as the servant of the Tenant and the Landlord shall not be liable for and no claim shall be made against it for any loss or damage arising out of or in consequence of such furnishing of attendance or other use of services or acceptance of any such letters telegrams telephone calls messages or parcels as aforesaid.

6.5      CESSER OF RENT

          If the demised premises or any part thereof or the access thereto shall at any time during the said term be rendered unfit for occupation or use as the result of a peril against which the demised premises is insured pursuant to the covenant on the part of the Landlord hereinbefore contained the rent firstly and secondly reserved and for the time being reserved as payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the demised premises shall again be rendered fit for occupation or use or until the expiration of the period for which loss of rent insurance (if any) is payable whichever shall first occur provided that there shall be no cesser of rent to the extent that any insurance policy effected by the Landlord shall have been rendered void or voidable in whole or in part by the act or default of the Tenant or any person deriving title under the Tenant or any of the servants or agents of the Tenant or of any such person provided further that if the Building shall be so damaged as to necessitate demolition or reconstruction and if at the expiration of two years and nine months after the date of such damage or destruction the Landlord has not commenced such rebuilding or reconstruction the Landlord or the Tenant shall be entitled on giving to the other not less than three months' previous notice in writing to determine the term hereby granted and at the expiration of such notice this Lease and everything herein contained shall cease and be void (save in respect of any liability for antecedent breach or breaches although further provided that the Tenant shall have no liability for dilapidations in such circumstances) and the Tenant shall not be entitled to any compensation except that (if any) payable under the provisions of the Landlord and Tenant Act 1954 provided also that any dispute as to the proportion (if any) of rent which should be suspended or as to the period of such suspension which may arise under this sub-clause shall be referred to the decision of some competent person (acting as an arbitrator) to be agreed upon by the Landlord and by the Tenant or (in the event of failure so to agree) to be nominated on the application of the Landlord or the Tenant by the President for the time being of the Royal Institution of Chartered Surveyors.

6.6      LANDLORD FREE TO DEAL WITH ADJOINING AND NEIGHBOURING PROPERTY

           The Tenant shall not be entitled to any right of light or air which will interfere with the free use of any land or buildings adjoining or neighbouring the demised premises for building or other purposes.

6.7      TENANT UNABLE TO ENFORCE SIMILAR COVENANTS IN ADJOINING PROPERTY ETC.

6.7.1 Nothing herein contained shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any lease or other instrument relating to any other property belonging to the Landlord.

6.7.2 Each of the Tenant's covenants herein contained shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily or permanently revocably or irrevocably or otherwise howsoever a similar covenant or similar covenants affecting adjoining or neighbouring premises of the Landlord.

6.8      LANDLORD CAN CHARGE FOR WORK DONE BY IT

           If and so often as the Tenant shall be obliged under the terms hereof to reimburse the Landlord any costs charges and expenses (all such costs charges and expenses shall be reasonable and proper) incurred by it including solicitors' costs and surveyors' fees and other professional costs and fees then in respect of any work done by the Landlord or by any person connected with it or by any person employed by it and who is qualified to carry out such work the Landlord shall be deemed to have incurred or suffered in respect thereof a reasonable fee cost or expense not exceeding that which might properly have been charged or incurred for the same work by an independent person to deal with that work in the ordinary course of his business.

6.9      SERVICE OF NOTICES

           Section 196 of the Law of Property Act 1925 applies to any notice served pursuant to this Lease save that any notices to be served upon the Landlord shall be served (until further notice) c/o Reit Asset Management Limited, 5 Wigmore Street, London W1H 0DL and copied on the day of service to its solicitors Nabarro Nathanson, Lacon House, Theobalds Road, London WC1X 8RW (Ref JPM) and any notices to be served upon the Tenant shall be deemed to have been sufficiently served if served upon the demised premises.

6.10     STATUTORY MODIFICATIONS

           Any reference to any statute or any section thereof includes any amendment modification consolidation or re-enactment thereof and any statutory instrument or regulation made thereunder for the time being in force.

6.11     PROPER LAW AND JURISDICTION

6.11.1 The proper law of this Lease is English Law and except as set forth in sub-CLAUSE 5.11.2 below jurisdiction shall be exclusively limited to the courts of England and Wales with any action brought in such courts to be brought in the Royal Courts of Justice London or if appropriate a county court. The Landlord and the Tenant hereby agree declare and irrevocably consent that such courts are in all respects convenient as a forum for the exercise of jurisdiction in respect of this Lease and the Landlord and the Tenant each irrevocably submits to the jurisdiction of such courts.

6.11.2 Without prejudice to the provisions of sub-CLAUSE 5.11.1 above the Landlord shall have (and nothing herein shall limit) the right to institute or pursue any action or proceedings to enforce and/or obtain registration recognition and/or execution of any judgment in the same or any other jurisdiction in the world (whether within or without the jurisdiction in which such judgment is obtained).

7. Wherever there are two or more persons included in the expression "Tenant" then any covenants by the Tenant shall be deemed to be made by each such person severally and by all such persons jointly and by every two or more of such persons jointly.

8. The expression "conducting media" shall where the context so requires mean all or any sewers drains conduits gutters channels watercourses pipes cables wires ducts and mains and apparatus associated therewith and all equipment and fittings ancillary thereto.

9. The sub-headings herein are inserted for convenience of reference only and shall not in any way affect the construction meaning or effect of anything herein contained or govern the rights and liabilities of the parties hereto.

10. References to any statute herein contained shall be deemed to refer to any statutory modification or re-enactment thereof for the time being in force.

11.      TENANT'S OPTION TO DETERMINE

11.1      In this clause "TERMINATION DATE" means[ at the end of the tenth year]
          2000.

11.2 Subject to the pre-conditions in CLAUSE 10.3 being satisfied on the Termination Date, the Tenant may determine the term on the Termination Date by giving the Landlord not less than six (6) months' written notice. The term will then determine on the Termination Date, but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Lease.

11.3      The only pre-condition is that:

11.3.1 vacant possession of the whole of the demised premises is given to the Landlord; and

11.3.2 all Rent and other ascertainable sums due under this Lease up to the Termination Date have been paid in full.

11.4      The Landlord may waive any of the pre-conditions set out in CLAUSE
          10.3 at any time before the Termination Date by written notice to the Tenant .

11.5      Time will be of the essence for the purposes of this clause.

12.   CERTIFICATE

        It is certified that there is no agreement for lease to which this deed gives effect.

13.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

14. Unless expressly stated nothing in this lease will create any rights in favour of any person pursuant to the Contracts (Rights Of Third Parties) Act 1999.

This Deed remains undelivered until the date hereof.

IN WITNESS whereof the Landlord and Tenant have caused their Common Seals to be hereunto affixed the day and year first above written.

                                 FIRST SCHEDULE

                          Rights granted to the Tenant

15. The right for the Tenant and persons authorised by the Tenant (in common with others having a like right):

15.1 of passage and running of water soil gas electricity and of all other services or supplies as are now or shall hereafter during the term hereby granted be used by the demised premises through the conducting media passing through or under the adjoining or neighbouring property of the Landlord;

15.2 to use the entrance hall landings passages and stairs of the Building and the service roads and footpaths (if any) within the curtilage of the Building intended for the common use of the occupiers of the Building for the purpose of ingress and egress to and from the demised premises 24 hours a day seven days a week other than public holidays or where closure or interruption is permitted under this Lease or occurs due to force majeure events;

15.3 to use the lifts 24 hours a day seven days a week other than public holidays or where closure or interruption is permitted under this Lease or occurs due to force majeure events (save when the same have been taken out of service in accordance with the provisions of this Lease);

15.4 to install card or other access systems on all doors leading into the demised premises with the readers/controllers installed in the lift lobby areas near to such doors;

15.5 with the prior written consent of the Landlord to adapt extend and alter the air conditioning plant and conducting media within the demised premises and within the plant rooms which exclusively serve the demised premises;

15.6     to install and thereafter display the corporate names and logos of:

15.6.1 the Tenant of the demised premises within the main entrance on the ground floor of the Building on the sign board provided or to be provided by the Landlord; and

15.6.2 the Tenant of the demised premises within the lift lobby areas of the eighth floor of the Building adjacent to the entrance doors to the demised premises,

15.7     support and shelter from the remaining rents of the Building;

                                 SECOND SCHEDULE

             Exceptions and reservations to the Landlord and others

16. The right of free and uninterrupted passage and running of water soil gas electricity and of all other services or supplies as are now or hereafter to be used from and to adjoining or neighbouring property through such of the conducting media serving such adjoining or neighbouring property now or which may not later than whichever shall be the earlier of:

16.1     the expiration of the term hereby granted; and

16.2 the expiration of a period of eighty years from the date hereof (which is the perpetuity period applicable to this Lease) hereafter be in or upon the demised premises;

17. the rights and liberties of entry upon the demised premises mentioned in the covenants by the Tenant herein contained;

18. such rights of access to and entry upon the demised premises (including the right to erect and maintain scaffolding and other builders' equipment) as are referred to in CLAUSE 1.20 of this Lease;

19. the right at any time and from time to time to open or authorise the opening of windows in any adjoining or neighbouring premises overlooking the demised premises;

20. the right to affix lettering and signs to any part of the exterior of the Building other than the windows of the demised premises provided that the access of light to the windows of the demised premises be not thereby substantially reduced;

21. the right to let any adjoining or neighbouring property for any office purpose;

22. the full right of support shelter and protection and all other easements and rights now or hereafter belonging to or enjoyed by adjacent or neighbouring property or the Building; and

23. the right to close temporarily for repairs or any other purposes the lifts in the Building the service roads and footpaths (if any) and any other areas within the curtilage of the Building any other part of the Building (whether or not forming part of the demised premises) which the Tenant is by virtue of this Lease authorised to use (whether in common with others or not) but subject to the provisions of CLAUSEs 3.1 and 3.2 of this Lease.

                                 THIRD SCHEDULE

                                     PART I

                               The service charge

24. In these presents the following expressions shall have the meanings assigned to them hereunder:

       "THE CERTIFICATE"

                     shall mean the Certificate specified in PARAGRAPH 3 of
                     PART I of THIS SCHEDULE;

       "THE COMMON PARTS"

                     shall mean the entrance hall landings passages stairs lifts escalators lavatories and toilet facilities of the Building (save those hereby demised or demised to any other tenant of the Landlord) all other parts of the Building (including the car parks (if any) within the Building) intended for the common use and service of occupiers of the Building all the car parks (if any) not within the Building but within the curtilage thereof the service roads footpaths and access ways and all other open areas within the curtilage of the Building and all parts of the Building and all other buildings within the curtilage of the Building exclusively used by the Landlord in connection with the running maintenance repair and management of the Building;

       "THE FINAL PERIOD"

                     shall mean the period commencing on the first day of the last Service Charge Period hereunder and ending on the last day of the tenancy hereby granted;

       "THE INITIAL PERIOD"

                     shall mean the period commencing on the date hereof and ending on the last day of the Service Charge Period in which such date falls;

       "SERVICE CHARGE PERIOD"

                     shall mean the Initial Period and the Final Period (as hereinafter defined) and shall also mean:

                    (i) each period of one year commencing on 1 January in every year; or

                    (ii) such other period during the tenancy hereby created
                         (not exceeding one year) as the Landlord may from time to time determined by notice in writing given to the Tenant;

       "THE TENANT'S PROPORTION"

                     shall mean a fair proportion (to be conclusively determined by the Landlord's surveyor (save in case of manifest error)) of the Total Cost of Services (as hereunder defined) and in determining the Tenant's proportion the Landlord's Surveyor shall have regard to:

                    (iii) whether the Tenant receives any benefit from any
                          particular service; and

(iv) subject to:

                            (a)     any adjustment required under (i); and

                            (b) where it is appropriate in the Landlord's Surveyor's opinion so to do, the proportion which the net lettable internal area of the demised premises bears to the aggregate net lettable internal area of the Building;

       "THE TOTAL COST OF SERVICES"


                     shall mean the aggregate of:

                     (a) the total cost to the Landlord in the Service Charge Period to which the Certificate relates of complying with the covenants contained in CLAUSEs 3.1 and 3.2 hereof and (without prejudice to the generality of the foregoing) repairing and maintaining the Building (and such of the Common Parts as fall outside the Building) including costs attributable to the inspection and testing of the Building and the Common Parts or any part or parts thereof but excluding any costs attributable to:

                            (v) repairs and maintenance for which the Tenant is responsible under the covenants on the part of the Tenant hereinbefore contained; and

                            (vi) the repair and maintenance of any other suite or suites of offices in the Building let to any other tenant of the Landlord or occupied by the Landlord (other than for the sole purpose of the provision of services) and being repairs and maintenance for which the tenant or occupier is or would be responsible assuming the like responsibility for repair and maintenance on the part of such tenant as the Tenant has hereunder;

                     (b) the total cost to the Landlord in the Service Charge Period to which the Certificate relates of providing services amenities and facilities for the whole of the Building and the Common Parts as the Landlord shall be entitled or obliged to supply in accordance with the provisions of this Lease;

                     (c) in particular (but without prejudice to the generality of the foregoing) the total cost to the Landlord in the Service Charge Period to which the Certificate relates of the carrying out of all the works providing the services amenities and facilities and making the payments details whereof are specified in PART II of THIS schedule to the extent that the same are carried out provided or made;

                     (d) the reasonable and proper fees and expenses of any managing agents employed by the Landlord for the management of the Building (save for collection of the rents firstly reserved) and such of the Common Parts (if any) as do not form part of the Building or (where the Landlord or its employees are directly engaged in the management of the Building) a reasonable and proper amount for management expenses in the Service Charge Period to which the Certificate relates;

                     (e) the reasonable fees of the Chartered Accountant hereinafter mentioned,

       PROVIDED ALWAYS that there shall be excluded from the service charge costs any expenses costs outgoings or other expenditure relating to:

                            (i) the provision of any of the services and costs relating to a period prior to the Tenant's occupation;

                            (ii) the making good of damage caused by any of the risks insured against by the Landlord;


25. The service charge for the period to which the Certificate relates shall be such a sum as shall be equal to the Tenant's proportion of the Total Cost of Services certified in the Certificate for that same period provided always that the service charge for the Initial Period or for the Final Period shall be that proportion of the Tenant's proportion of the Total Cost of Services certified on the Certificate for the relevant Service Charge Period as the number of days in the Initial Period or in the Final Period as the case may be bears to the number of days in the relevant Service Charge Period.

26. The Total Cost of Services in each Service Charge Period shall as soon as practicable after the end of each Service Charge Period be certified by a Certificate signed by an independent Chartered Accountant to be appointed by the Landlord:

26.1 the Certificate shall show sub-totals for the individual heads of expenditure comprised in the Total Cost of Services and shall incorporate a statement of the amount of the service charge payable by the Tenant for the Service Charge Period to which the Certificate relates;

26.2 the particulars certified and contained in the Certificate shall as to matters of fact be final and binding on the Tenant save in the case of manifest error and subject to the provisions of PARAGRAPH 7 of PART 1 of THIS SCHEDULE.

27. On each usual quarter day in each calendar year the Tenant shall make a payment in advance and on account of the service charge. During the Initial Period the payments to be made on account by the Tenant shall be based on an estimated service charge at the rate of Twenty five thousand six hundred and thirty four pounds and thirty four pence ((GBP)25,634.34) for the first Service Charge Period hereunder and the first payment (apportioned in respect of the period commencing on the date hereof until the next following usual quarter day shall be paid on the execution hereof and each successive payment during the Initial Period shall be equal to one quarter of the annual rate of the said estimated service charge.

28. In respect of each Service Charge Period subsequent to the Initial Period the Landlord's Surveyor shall prepare or cause to be prepared an estimate of the amount (hereinafter called "THE ESTIMATED SERVICE COST") of the Total Cost of Services for each such Service Charge Period having regard to all relevant circumstances and in particular to:

28.1.1 past levels of expenditure on routine or continuing services;

28.1.2 the scope of any works to the Building and the Common Parts which are then expected to be undertaken during the relevant Service Charge Period;

28.1.3 the likely effect of inflation on cost levels; and

28.1.4 the amount which the Landlord's surveyor considers or is advised to be appropriate to allow in respect of contingencies.

28.2 Before payment on account of the service charge shall fall due in respect of any Service Charge Period subsequent to the Initial Period the Tenant shall be supplied with a statement showing the Estimated Service Cost for that Service Charge Period with sub-totals for each individual head of expenditure.

28.3 Neither the Estimated Service Cost nor anything contained in any statement showing an Estimated Service Cost shall in any way limit the Landlord's right to recover from the Tenant the Tenant's proportion of the Total Cost of Services when the relevant Certificate is issued or operate to limit the Landlord's discretion in so far as provided in this Lease as to the works which are to be carried out or the services amenities and facilities to be provided in the relevant Service Charge Period.

28.4 Subsequent to the Initial Period the payment to be made by the Tenant on each usual quarter day in advance and on account of the service charge (for the relevant Service Charge Period) shall be demanded by the Landlord and shall be one quarter of the Tenant's proportion of the Estimated Service Cost as shown on the statement thereof for the relevant Service Charge Period.

29. If the amount of the service charge for a Service Charge Period shall exceed the aggregate of the sums paid on account in respect of that same Service Charge Period then within thirty days of the issue to the Tenant of:

29.1   the Certificate for the same Period; and

29.2   a demand for payment in that behalf,
       the Tenant shall pay to the Landlord the amount of that excess.

29.3 If the amount of the service charge for a Service Charge Period shall be less than the aggregate of the sums paid on account in respect of that same Service Charge Period then on the issue to the Tenant of the Certificate for that same Service Charge Period there shall be credited by the Landlord to the Tenant (or in the case of the Final Period paid by the Landlord to the Tenant) a sum equal to the difference between the amount of that service charge and the aggregate of the said sums paid on account.

30.1 If reasonably practicable the Landlord shall supply to the Tenant within seven working days of a written request any information reasonably required by the Tenant regarding any item of expense.

30.2 If the Tenant wishes to dispute the contents of any Certificate or of any statement of Estimated Service Cost the Tenant shall within whichever is the later of 28 days of service of the relevant Certificate or statement of Estimated Service Cost and 14 days after the supply of any information pursuant to a written request (time being of the essence for this purpose) give notice in writing to the Landlord stating the basis of the Tenant's objection thereto.

30.3 If within one month of the date of any such notice the Landlord and the Tenant have not reached agreement as to the sum due to the Landlord the matter shall upon the application of either of them be determined by a Chartered Surveyor of at least 10 years' standing (such Surveyor being hereinafter called "THE ARBITRATOR") who shall act as an arbitrator in accordance with the Arbitration Act 1996 and shall be appointed by agreement between the Landlord and the Tenant or failing such agreement on the application of either the Landlord or the Tenant by the President of The Royal Institution of Chartered Surveyors and the fees of the Arbitrator shall be borne as directed by him.

30.4 Pending settlement of any dispute as aforesaid the Tenant shall not be entitled to withhold any payment demanded as aforesaid and any notice given by the Tenant to the Landlord shall be invalid unless the sum so demanded and any other moneys due to the Landlord have been paid when such notice is given.

30.5 The Tenant shall not be entitled unless the amount charged is manifestly excessive to object to any item of cost incurred by the Landlord in respect of the service charge on the ground that the same may have been provided or performed at a lower cost.

30.6 If following the determination by the Arbitrator the amount due to the Landlord shall be less than that demanded there shall be allowed to the Tenant on the payment day next following the date 14 days after the date of publication of the Arbitrator's decision an amount equal to any overpayment made by the Tenant and in the case of the Final Period the overpayment shall be paid by the Landlord to the Tenant.


                                     PART II

31.    Cleaning the Common Parts.

32. Cleaning the exterior of the windows and skylights and other glassed areas of the Common Parts and the repair running maintenance testing inspection and renewal and operation of window cleaning cradles runways and associated apparatus.

33.

33.1 Heating cooling ventilating and air conditioning the Building and providing hot and cold water to the basins and lavatories in the Building and lighting the Common Parts including the inspection testing monitoring repair cleansing maintenance operation and renewal of all boilers plant tanks radiators cooling and ventilating and air conditioning apparatus (if any) and all equipment and fittings ancillary thereto and all ancillary conducting media.

33.2 Making surveys for and preparation of drawings of plumbing installations save those in existence at the date hereof and the installation provision repair maintenance operation renewal and inspection of all equipment in connection with the metering of water used in the Building.

33.3 Procuring the supply of water and sewerage services to the Building including without prejudice to the generality of sub-CLAUSE 3.2 hereof connection charges meter rents standing charges and charges for consumption.

33.4 Providing (where appropriate) toilet requisites and hygiene services in the lavatories of the Building

33.5 Maintenance landscaping and cultivation of any landscaped or garden or other similar areas within the Building or any other areas allocated for such purposes from time to time.

33.6 The regular inspection and treatment against infectious bacteria of any bodies of water within the Building.

34. Provision inspection testing repair maintenance and renewal of fire extinguishing equipment in the Common Parts of the Building or within the curtilage thereof.

35. Provision inspection testing repair maintenance cleansing operation and renewal of:

35.1   a fire alarm system and fire prevention and detection equipment;

35.2   any other safety apparatus and equipment;

35.3 a security alarm system and security apparatus and devices and all other security arrangements; and

35.4 escape and emergency lighting within the Building or within the curtilage thereof.

36. The running of and the inspection repair maintenance operation and renewal of the lifts and automatic doors (if any) in the Building.

37. Provision repair maintenance and renewal of rubbish bins refuse compactors shredders or other disposal machinery and equipment and cost of refuse disposal.

38. Provision repair cleansing maintenance and renewal of carpets floor coverings furniture furnishings decor and landlord's fixtures and fittings in the Common Parts.

39. Provision inspection repair cleansing maintenance and renewal of water softening plant and provision of the services of a water analyst and pest controller.

40. Painting and decorating as necessary the Common Parts and the exterior of the Building as necessary and washing down cleaning and otherwise treating the exterior stonework brickwork and curtain walling and the exterior tiles faiences glazed bricks and other washable surfaces.

41. Repair and renewal of all window frames and skylights of the Building or within the curtilage thereof and painting or otherwise treating the external parts of such window frames and skylights.

42.    Repair maintenance and renewal of all boundary walls fences and gates.

43. Inspection cleansing maintenance testing repair alteration laying down construction renewal and removal of conducting media (not referred to in paragraph 3.1 hereof) and all telephone telex and other information transmission or receiving equipment and all gas electric and sanitary apparatus in or upon or serving the Building (other than:

43.1.1 those in and upon the said suite of offices hereby demised and for the repair or renewal of which the Tenant is responsible under the covenants on the part of the Tenant hereinbefore contained;

43.1.2 those in and upon any other suite or suites of offices in the Building let to any other tenant of the Landlord or available for letting or occupied by the Landlord (other than for the purpose of the provision of services) and for the repair or renewal of which such tenant or occupier is or would be responsible assuming the like responsibility for repair and renewal on the part of such tenant or intended tenant as the Tenant has hereunder), and such of the Common Parts as do not form part of the Building and making good all damage (including the making good of all decorations) arising out of such inspection cleansing maintenance testing repair alteration laying down construction renewal or removal.

44. The services of a signwriter or sign maker for the purpose of displaying in such manner as the Landlord shall consider appropriate the names of the tenants of the Building on the entrance hall notice board.

45. Provision of telephones for the use of the Landlord's staff in the Building who are solely engaged in the provision of these services.

46. Payment for all telephone calls made by the staff of the Building and their fares and out-of-pocket expenses solely incurred in furtherance of their duties hereunder.

47. Compliance with any Act of Parliament statutory instrument order building regulation or other regulation or local bye-law relating to means of escape in case of fire or other hazard or to the Building or to the Common Parts or making representations against any such matters in accordance with statutory regulations.

48. Employing staff whether directly or indirectly exclusively for the management of the Building and the Common Parts and the provision of the services herein referred to and all incidental expenditure in relation to such employment including but without limiting the generality thereof:

48.1.1   the provision of luncheon vouchers or other meal subsidy;

48.1.2 the payment of the statutory and such other insurance health pension welfare and other payments contributions and premiums that the Landlord may at its absolute discretion deem desirable; and

48.1.3 the provision cleaning repair and renewal of all necessary uniforms and protective clothing.

49.    Payment of uniform business rates and water charges for the Common Parts.

50. Payment of premiums for insurance as required by the Landlord to cover engineering insurance for lifts escalators boilers and electrical and/or mechanical equipment installed in the Building.
51. Payment of surveyors' fees reasonably incurred to ascertain the reinstatement values for the purposes of the insurances referred to in the preceding paragraph.

52. Borrowing any necessary sums for or in connection with carrying out the works and providing the services amenities facilities and making the payments specified in this schedule including all proper interest commission banking charges or other charges incurred in respect of such borrowing but after allowing as a credit any interest earned on any credit balance on any account into which the Tenant's payments in respect of the Service Cost are paid.

53. Provision of any other service amenity or facility and the making of any other payment which may in the reasonable discretion of the Landlord be required for the efficient running and/or good estate management of the Building the comfort of the tenants thereof and the good estate management and/or efficient running of the Common Parts.

                                 FOURTH SCHEDULE

                           Regulations of the Building

54.

54.1 The requirements of the Fire Precautions Act 1971 and the Health and Safety at Work Act 1974 and all rules and regulations thereunder shall be strictly complied with.

54.2   In particular tenants shall:

54.2.1   cause sufficient fire officers to be appointed;

54.2.2 save in so far as it is the Landlord's responsibility, regularly test inspect and maintain fire detection prevention and fighting equipment within and exclusively serving the demised premises and keep and produce to the relevant authorities and to the Landlord and whomsoever the Landlord may reasonably direct records in writing of such test inspections and maintenance;

54.2.3   at all times maintain clear access through escape routes; and

54.2.4 fully participate in fire evacuation drills organised in respect of the Building or parts thereof.

55.

55.1 No work shall be carried out to in or upon any part of the Building when such work involves the use installation or removal of or the repair alteration or other work whatsoever to materials dangerous or injurious to health without the Landlord first being notified of what is proposed.

55.2 In the event of the existence of materials aforesaid being discovered in the course of carrying out such works aforesaid the Landlord shall immediately be notified and all work thereto shall immediately cease until the Landlord's surveyor has inspected the same.

55.3 Works involving the use installation removal repair alteration or whatsoever of or to materials aforesaid or the continuation of works where materials aforesaid have been discovered shall only be carried out or continued (as the case may be) strictly in accordance with the requirements of the Landlord and in accordance with the best codes of modern practice regard being had to the use of the Building by others as well as the tenants or occupiers of the demised premises.

55.4 The Landlord shall have sole discretion in considering whether work may be carried out or continued or in deciding what additional safeguards it requires to be taken in addition to those which may be imposed under statute building or other rules regulations or bye-laws.

56. No tea leaves or other matters or things likely to cause an obstruction are to be placed or thrown in or down the water pipes or W.C. lavatory basins or urinals.

57. All necessary steps shall be taken to prevent the overflow or waste of hot or cold water.

58. There shall be no interference with the heating cooling or ventilating appliances and installations apart from the normal switching on or off of the appliances in the demised premises for the comfort of the occupants thereof.

59. Apart from any self-operating lifts installed in the Building no person other than the person employed by the Landlord for such purpose shall operate lifts.

60. Overloading or permitting of overloading of any of the lifts or escalators in the Building is strictly prohibited.

61. No goods or merchandise shall (without the consent in writing of the Landlord) be brought into the passenger lifts unless the service lift is unavailable for use by the Tenant in which case the Tenant shall make good any damage caused to the passenger lifts or the Tenant shall reimburse to the Landlord the cost of such making good.

62. No goods or merchandise shall be brought into the Building by means of the main entrances to the Building except between the hours of 8.00 a.m. and 9.00 a.m. or 6.00 p.m and 7.00 p.m. on Mondays to Fridays inclusive or between the hours of 8.00 a.m. and 9.00 a.m. or 12 noon and 1.00 p.m. on Saturdays unless the service lift and access shall be unavailable for use by the Tenant and no goods or merchandise shall be brought into the Building in such manner as will damage the Building or any part thereof.

63. Tenants or occupiers shall ensure that no rubbish or litter is left by them on the Common Parts.

64. Tenants or occupiers shall not place or permit or suffer to be placed or remain in or upon the Common Parts any obstruction whatsoever.

                                 FIFTH SCHEDULE

                             Form of Surety covenant

The Surety COVENANTS with the Landlord as a primary obligations and on a full and unqualified indemnity basis as follows:

1. The Tenant will pay the Rents payable under this Lease on the date on which Rents become due and payable and will comply with all the obligations and conditions contained in this Lease relating to any other matter.

2. In default of compliance the Surety will pay the Rents or (as appropriate) comply with the obligation or condition in respect of which the Tenant has defaulted and the Surety will make good to the Landlord on demand all costs damage expense and liabilities resulting from any such default.

3. As and when called upon to do so by either the Landlord or the Tenant the Surety will enter into any Supplemental Document for the purpose of consenting to the Tenant entering into such Supplemental Document and confirming that all covenants by the Surety will remain in full force and effect in respect of the Lease as varied or amended by such Supplemental Document.

4. The Surety's liability shall remain in full force and effect and shall not be released notwithstanding any of the following it being acknowledged that the items in the list below are each separate and independent and not to be interpreted in the light of any other item:

4.1 any time or indulgence granted by the Landlord to the Tenant or to any other person liable or by the Landlord dealing with exchanging varying or failing to perfect or enforce any of its rights and remedies against the Tenant or any other person liable;

4.2 any variation of or addition to or reduction from the terms of this Lease or any Supplemental Document;

4.3 any non-acceptance of Rents or any of them in circumstances where the Landlord has reason to suspect a breach of covenant by the Tenant;

4.4 the occurrence of any of the contingencies specified in CLAUSE 5.3 of this Lease;

4.5 a surrender of part of the demised premises except that the Surety will have no liability in relation to the surrendered part in respect of any period following the date of surrender;

4.6 any document which has the effect of operating as a deemed surrender and re-grant;

4.7    this Lease being forfeited;

4.8    any incapacity or change in the name style or constitution of the Tenant;


4.9 any change in the constitution of the Landlord or its absorption in or amalgamation with or the acquisition of all or part of its undertaking or assets by any other person or any reconstruction or reorganisation of any kind; and

4.10 any other act or thing by virtue of which (but for this provision) the Surety would have been released.

5.     This guarantee covenant:

5.1 secures the ultimate balance from time to time owing to the Landlord by the Tenant and is a continuing security notwithstanding any settlement of account or other matter;

5.2 is in addition to any present or future indemnity or guarantee or other document containing some obligation to pay discharge or be responsible for any indebtedness or liability of the Tenant (a "COLLATERAL INSTRUMENT") or right or remedy held by or available to the Landlord; and

5.3 will not be in any way prejudiced or affected by the existence of any Collateral Instrument rights or remedies or by the Collateral Instrument becoming wholly or in part void voidable or unenforceable on any ground or by the Landlord compounding with any other person liable.

6. The Landlord will not be obliged to make any claim or demand on the Tenant or to resort to any Collateral Instrument or other means of payment held by or available to the Landlord before enforcing the Surety's covenants and no action taken or omitted by the Landlord in connection with any Collateral Instrument or other means of payment will discharge reduce prejudice or affect the liability of the Surety nor will the Landlord be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any Collateral Instrument or other means of payment in reduction of the liabilities which are guaranteed by the Surety.

7. The Surety warrants that it has not taken or received and undertakes that until all the liabilities which are guaranteed by the Surety have been paid or discharged in full it will not take or receive the benefit of any security from the Tenant or any other person in respect of its obligations under this guarantee.

8. Until all the liabilities guaranteed by the Surety have been paid discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or bankruptcy or under any compromise or arrangement) the Surety agrees that without the prior written consent of the Landlord it will not:

8.1 exercise its rights of subrogation reimbursement and indemnity against the Tenant;

8.2 demand or accept repayment in whole or in part of any indebtedness due to the Surety from the Tenant or from any other person liable, or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

8.3 take any step to enforce any right against the Tenant or any other person liable in respect of any liabilities guaranteed by the Surety; or

8.4 claim any set-off or counterclaim against the Tenant or any other person liable or claim or prove in competition with the Landlord in the bankruptcy or liquidation of the Tenant or any other person liable or have the benefit of or share in any payment from or composition with the Tenant or any other person liable or any other Collateral Instrument held by the

       Landlord for any liabilities guaranteed by the Surety or for the obligations or liabilities of any other person liable but so that if so directed by the Landlord, it will prove for the whole or any part of its claim in the liquidation or bankruptcy of the Tenant on terms that the benefit of such proof and of all money received by it in respect of such proof shall be held on trust for the Landlord and applied in or towards discharge of the liabilities guaranteed by the Surety in such manner as the Landlord shall deem appropriate

Provided Always that the provisions of PARAGRAPHs 7 or 8 shall not apply where the Surety is a bank or other financial institution.

9. If contrary to PARAGRAPHS 7 or 8.2 the Surety takes or receives the benefit of any security or receives or recovers any money or other property such security money or other property will be held on trust for the Landlord and will be delivered to the Landlord on demand.

10. The Surety agrees to reimburse the Landlord on demand for all reasonable legal and other costs charges and expenses on a full and unqualified indemnity basis which may be properly incurred by the Landlord in relation to the enforcement of the Surety's covenants.

11. All payments to be made by the Surety will be made in full without any set-off (legal or equitable) condition or counterclaim and subject as provided below free and clear of any deductions or withholdings. If at any time any applicable law regulation or regulatory requirement or any governmental authority monetary agency or central bank requires the Surety to make any deduction or withholding in respect of taxes levies duties imposts or any charges from any payment due from the Surety the sum due from the Surety in respect of such payment shall be increased to the extent necessary to ensure that after making such deduction or withholding the Landlord receives on the due date for such payment and retains (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. The Surety shall indemnify the Landlord against any losses or costs incurred by reason of any failure of the Surety to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Surety shall promptly deliver to the Landlord any receipts certificates or other proof evidencing the amount (if any) paid or payable in respect of any deduction or withholding as aforesaid.

12. Each of the provisions of this guarantee covenant is distinct and severable from the others and if at any time one or more of such provisions is or becomes illegal invalid or unenforceable the validity legality and enforceability of the remaining provisions will not in any way be affected or impaired.

13. The Surety agrees to pay Interest as referred to in CLAUSE 1.30 on each amount demanded of it under this schedule from the date of demand until repayment (as well after as before judgment).

14. If a liquidator or trustee in bankruptcy surrenders or disclaims this Lease or if this Lease becomes forfeited the Surety will at the request of the Landlord made within the three months following that surrender or disclaimer or forfeiture (as the case may be) take from the Landlord a lease of the demised premises for a term equal to the residue of the Term which would have remained had there been no surrender or disclaimer or forfeiture at the same rents and subject to the same obligations and conditions as are contained in this Lease. That lease is to take effect from the date of such surrender or disclaimer or forfeiture (as the case may be) and in such case the Surety will pay the reasonable costs of that new lease and execute and deliver a counterpart of it to the Landlord.

15. If the Landlord does not require the Surety to take a new lease of the demised premises under the preceding PARAGRAPH 14 the Surety will nevertheless on demand pay to the Landlord a sum equal to the Rents which would have been payable under this Lease but for the surrender or disclaimer or forfeiture (as the case may be) in respect of the period from the date of that surrender or disclaimer or forfeiture (as the case may be) until the expiration of three months from it or until the demised premises become re-let by the Landlord or until the expiry of the Term (whichever occurs first) together with all arrears of Rents outstanding under this Lease.

EXECUTED and DELIVERED as a DEED          )  /s/ James Maddon (as attorney)
on behalf of Aldwych House BV by two      )
partners of Nabarro Nathanson pursuant    )  /s/ Nicholas Vergette (as attorney)
to a power of attorney:                   )






EXECUTED and DELIVERED as a DEED for      )  /s/ James Maddon (as attorney)
NEN BELEGGINGEB BV by two partner of      )
Nabarro Nathanson pursuant to a           )  /s/ Nicholas Vergette (as attorney)
power of attorney:                        )